INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We consent to the incorporation by reference in this Registration Statement of GlobalOptions Group, Inc. on Form S-3 of our report dated April 25, 2007 with respect to our audits of the financial statements of The Bode Technology Group, Inc. as of December 31, 2006 and 2005 and for the years then ended, appearing in the Form 8-K/A filed on May 14, 2007 by GlobalOptions Group, Inc. We also consent to the reference to our Firm under the heading “Experts” in such Prospectus.

Marcum & Kliegman LLP
New York, New York
February 1, 2008